SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement (Revocation of Consent Statement)
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement (Revocation of Consent Statement)
  {X}  Definitive Additional Materials
  {X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                   -----------------------------------------
               (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions:  _______________

       (5)  Total fee paid.  --------

  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________


     [Mailgram]

     [Name and Address]

                     DON'T BE STAMPEDED BY H.F. AHMANSON,
                    WHICH IS ACTING IN ITS OWN INTERESTS!

                                                           March 28, 1997

     Dear Great Western Stockholder:

     As we have previously written you, your Board has unanimously approved a merger with Washington Mutual and achieved hundreds of millions of dollars of additional value for Great Western stockholders. Nonetheless, H.F. Ahmanson & Company continues to seek your consent for a variety of resolutions and By-law amendments which are designed to benefit Ahmanson and its own stockholders, not you.

     PROTECT YOUR INVESTMENT BY REVOKING ANY CONSENTS YOU MAY HAVE PREVIOUSLY GIVEN! Because we believe Ahmanson has used high-pressure tactics, we have established a method to enable you to revoke any consent you may have previously made, by toll-free telephone. Please follow the simple instructions below.

     Don't be railroaded into making an important decision that will ultimately affect the value of your Great Western stock. The consent deadline was never Ahmanson's arbitrary date of March 27, or any other "early cut-off date" that Ahmanson may set. Under Delaware law, to be effective, consents must be delivered within 60 days of the earliest dated consent. Assuming that the earliest dated consent is March 13, 1997, which your Board has established as the record date for some of Ahmanson's proposals, the deadline for receiving consents with respect to Ahmanson's consent solicitation would be MAY 12, 1997.

     If you have any questions, please call Georgeson & Company, our solicitor, at 1-800-223-2064.

     Sincerely,

     John F. Maher                 James F. Montgomery
     President and Chief                Chairman of the Board
     Executive Officer

                     GREAT WESTERN FINANCIAL CORPORATION

                    TOLL-FREE PROXYGRAM OPERATORS WHO ARE
                          INDEPENDENT OF THE COMPANY
                      ARE AVAILABLE TO ASSIST YOU NOW!!!

                                 INSTRUCTIONS

     1.   Call Toll-Free 1-800-437-7699 between 8:00 am and 12:00
          midnight eastern time.

     2. Tell the operator that you wish to send a collect ProxyGram to ID No. 4202, Great Western Financial Corporation in opposition to the solicitation by H. F. Ahmanson and Company.

     3.   State your name, address and telephone number.

     4. State the bank or broker at which your shares are held and your control number as shown below:

               Name:             <NA.1>
               Broker:           <Broker>
               Control number:        <ControlNum>
               Number of shares:  <NumShares>

     If you need assistance in voting, call our solicitor, Georgeson & Company Inc. at 1-800-223-2064.

                     GREAT WESTERN FINANCIAL CORPORATION

                   THIS REVOCATION OF CONSENT IS SOLICITED
                     ON BEHALF OF THE BOARD OF DIRECTORS
                    OF GREAT WESTERN FINANCIAL CORPORATION
                    IN OPPOSITION TO THE SOLICITATION BY
                          H. F. AHMANSON AND COMPANY

          The undersigned, a holder of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Great Western Financial Corporation ("Great Western"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

              THE BOARD OF DIRECTORS OF GREAT WESTERN FINANCIAL
              CORPORATION RECOMMENDS THAT YOU "REVOKE CONSENT."

     AHMANSON PROPOSAL 1: Non-binding advisory resolution regarding the consideration of merger proposals. (For complete text, see
     Proposal 1 in the Second Supplement to Great Western's Revocation
     Statement.)

     ( ) REVOKE CONSENT ( ) DO NOT REVOKE CONSENT ( ) ABSTAIN

     AHMANSON PROPOSAL 2: Non-binding advisory resolution regarding grant of lock-up or certain other similar arrangements with a value in excess of $100,000,000. (For complete text, see Proposal 2 in the Second Supplement to Great Western's Revocation Statement.)

     ( ) REVOKE CONSENT ( ) DO NOT REVOKE CONSENT ( ) ABSTAIN

     AHMANSON PROPOSAL 3: By-law amendment compelling the annual meeting of stockholders to be held each year on the fourth Tuesday in April, or on a date within 14 days thereof. (For complete text, see Proposal 3 in Great Western's Revocation Statement dated March 4, 1997.)

     ( ) REVOKE CONSENT ( ) DO NOT REVOKE CONSENT ( ) ABSTAIN

     AHMANSON PROPOSAL 4: By-law amendment preventing the presiding officer from adjourning any stockholder meeting at which a quorum is present unless all business properly brought before such meeting has been acted upon by the stockholders. (For complete text, see Proposal 4 in Great Western's Revocation Statement dated March 4, 1997.)

     ( ) REVOKE CONSENT ( ) DO NOT REVOKE CONSENT ( ) ABSTAIN

     AHMANSON PROPOSAL 5: By-law amendment providing that any of the By-law amendments adopted pursuant to Ahmanson's Consent Solicitation may not be subsequently amended without the majority approval of Great Western's stockholders. (For complete text, see Proposal 5 in Great Western's Revocation Statement dated March 4, 1997.)

     ( ) REVOKE CONSENT ( ) DO NOT REVOKE CONSENT ( ) ABSTAIN

          IF NO DIRECTION IS MADE, THIS REVOCATION OF CONSENT WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

                                  ----------

     The participants in this solicitation have been previously disclosed in Great Western's Third Supplement to its Revocation Statement dated March 27, 1997, a copy of which has been sent to you.